UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 George Street, 3rd Floor, Toronto, Ontario Canada		M5A 2N4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 441-0690

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On May 19, 2009, US Gold Corporation (“US Gold” or the “Company”) filed a press release announcing the closing of its previously announced underwritten public offering (the “Offering”) by US Gold of 22,000,000 shares of its common stock, no par value per share.  The price per share to the underwriters was $1.88 per share, and the shares were offered to the public at $2.00 per share.  The Offering was made under US Gold’s shelf registration statement on Form S-3 (Registration No. 333-157998), including a base prospectus dated April 23, 2009, as supplemented by a prospectus supplement.  In connection with the Offering, the Company has granted the underwriters a 30-day option to purchase up to 3.3 million additional shares of common stock to cover over-allotments, if any, and such over-allotment option must be exercised prior to June 12, 2009.  The Company will use the net proceeds from the Offering to fund ongoing exploration programs in Nevada and Mexico, to pay property and other holding costs in Nevada and Mexico and for general corporate purposes.  This summary of the press release is qualified in its entirety by reference to the press release filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release dated May 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Gold Corporation

Date: May 19, 2009	By:	/s/ PERRY Y. ING
Perry Y. Ing
Vice President, Chief Financial Officer and Secretary